CHANGE IN CONTROL
EMPLOYMENT AGREEMENT

This Agreement is made as of this 25th of June, 2001, by and between Tellabs, Inc., a Delaware corporation (the "Corporation") and _______________ (the "Executive").

WITNESSETH:

WHEREAS, the Corporation wishes to attract and retain well-qualified executive and key personnel and to assure both itself and the Executive of continuity of management in the event of any actual or threatened Change in Control (as defined in Paragraph 2) of the Corporation; and

WHEREAS, to achieve this purpose, the Board of Directors of the Corporation considered and approved this agreement to be entered into with the Executive as being in the best interests of the Corporation and its shareholders;

NOW, THEREFORE, in consideration of the premises and mutual covenants set forth herein, the parties hereto agree as follows:

  Operation of Agreement

The "effective date of this Agreement" shall be the date on which a Change in Control occurs, and this Agreement shall not have any force or effect whatsoever prior to that date. This Agreement shall supersede, in its entirety, any previously existing Change in Control Agreement between Executive and the Corporation.

    2.   Change in Control

For the purposes of this Agreement, a "Change in Control" means the first of the following events to occur:

(a)Any "person" (as defined in Section 13(d) and 14(d) of the Securities Exchange Act of 1934, as amended (the "Exchange Act")), excluding for this purpose, the Company or any subsidiary of the Company, or any employee benefit plan of the Company or any subsidiary of the Company, or any person or entity organized, appointed or established by the Company for or pursuant to the terms of any such plan which acquires beneficial ownership of voting securities of the Company, is or becomes the "beneficial owner" (as defined in Rule 13d-3 under the Exchange Act), directly or indirectly of securities of the Company representing 20% or more of the combined voting power of the Company's then outstanding securities; provided, however, that no Change in Control will be deemed to have occurred as a result of a change in ownership percentage resulting solely from an acquisition of securities by the Company; and provided further that no Change in Control will be deemed to have occurred if a person inadvertently acquires an ownership interest of 20% or more but then promptly reduces that ownership interest below 20%;

(b) During any two consecutive years (not including any period beginning prior to June 30, 2000), individuals who at the beginning of such two-year period constitute the Board and any new director (except for a director designated by a person who has entered into an agreement with the Corporation to effect a transaction described elsewhere in this definition of Change in Control) whose election by the Board or nomination for election by the Corporation's stockholders was approved by a vote of at least two-thirds of the directors then still in office who either were directors at the beginning of the period or whose election or nomination for election was previously so approved (such individuals and any such new director, the "Incumbent Board") cease for any reason to constitute at least a majority of the Board;

(c) Consummation of a reorganization, merger or consolidation or sale or other disposition of all or substantially all of the assets of the Corporation (a "Business Combination"), in each case, unless, following such Business Combination, (i) all or substantially all of the individuals and entities who were the beneficial owners of outstanding voting securities of the Corporation immediately prior to such Business Combination beneficially own, directly or indirectly, more than 50% of the combined voting power of the then outstanding voting securities entitled to vote generally in the election of directors, as the case may be, of the Corporation resulting from such Business Combination (including, without limitation, a Corporation which as a result of such transaction owns the Corporation or all or substantially all of the Corporation's assets either directly or through one or more subsidiaries) in substantially the same proportions as their ownership, immediately prior to such Business Combination of the outstanding voting securities of the Corporation; (ii) no person (excluding any Corporation resulting from such Business Combination or any employee benefit plan (or related trust) of the Corporation or such Corporation resulting from such Business Combination) beneficially owns, directly or indirectly, 20% or more of, respectively, the then combined voting power of the then outstanding voting securities of such Corporation except to the extent that such ownership existed prior to the Business Combination; and (iii) at least a majority of the members of the board of directors of the Corporation resulting from such Business Combination were members of the Incumbent Board at the time of the execution of the initial agreement, or of the action of the Board, providing for such Business Combination;

(d) Approval by the stockholders of the Corporation of a complete liquidation or dissolution of the Corporation; or

(e) A tender offer (for which a filing has been made with the Securities and Exchange Commission "SEC") which purports to comply with the requirements of Section 14(d) of the Securities Exchange Act of 1934 and the corresponding SEC rules) is made for the stock of the Corporation, then the first to occur of:

(i) Any time during the offer when the person making the offer owns or has accepted for payment stock of the Corporation with 25% or more of the total voting power of the Corporation's securities, or

(ii) Three business days before the offer is to terminate unless the offer is withdrawn first if the person making the offer could own, by the terms of the offer plus any shares owned by this person, stock with 50% or more of total voting power of the Corporation's securities when the offer terminates.

  Employment

The Corporation hereby agrees to continue the Executive in its employ and/or the employ of one or more of its subsidiaries and the Executive hereby agrees to remain in the employ of the Corporation and/or such subsidiaries, for the period commencing on the effective date of this Agreement and ending on the third anniversary of such date (the "employment period"), to exercise such authority and perform such executive duties as are commensurate with the authority being exercised and duties being performed by the Executive immediately prior to the effective date of this Agreement, which services shall be performed at a location within the metropolitan area in which the Executive was employed immediately prior to the effective date of this Agreement. The Executive agrees that during the employment period he/she shall devote his/her full business time exclusively to his/her executive duties and shall perform such duties faithfully and efficiently.

4.   Compensation, Compensation Plans, Benefits and Perquisites

During the employment period, the Executive shall be compensated as follows:

(a) He/she shall receive an annual salary at a rate which is not less than his/her rate of annual salary immediately prior to the effective date of this Agreement, with the opportunity for increases from time to time thereafter which are in accordance with the Corporation's regular practices.

(b) He/she shall be eligible to participate on a reasonable basis in the Corporation's stock option plans, the annual incentive bonus program and any other bonus and incentive compensation plans (whether now or hereinafter in effect) in which executives with comparable duties are eligible to participate, which plans must provide opportunities to receive compensation which are at least as great as the opportunities under the plans in which the Executive was participating immediately prior to the effective date of this Agreement.

(c) He/she shall be entitled to receive employee benefits and perquisites which are the greater of the employee benefits and perquisites provided by the Corporation to executives with comparable duties or the employee benefits and perquisites to which he/she was entitled immediately prior to the effective date of this Agreement. Such benefits and perquisites shall include, but not be limited to, the benefits and perquisites included under the Tellabs Advantage Program, and the Tellabs, Inc. Employee Welfare Benefits Plan.

5. Termination Following Change in Control

(a) For purposes of this Agreement, the term "termination" shall mean (i) termination by the Corporation of the employment of the Executive with the Corporation and all of its subsidiaries for any reason other than death, disability or "cause" (as defined below), or (ii) resignation of the Executive for "good reason" (as defined below).

(b) The term "good reason" shall mean (i) a significant change in the nature or scope, or the location for the exercise or performance, of the Executive's authority or duties from those referred to in Section 3, a reduction in total compensation, compensation plans, benefits or perquisites from those provided in Section 4, or the breach by the Corporation of any other provision of this Agreement; or (ii) a reasonable determination by the Executive that, as a result of a Change in Control and a change in circumstances thereafter significantly affecting his/her position, he/she is unable to exercise the authorities, powers, function or duties attached to his/her position and contemplated by Section 3 of the Agreement.

(c) The term "cause" means (i) the willful and continued failure by the Executive to substantially perform his/her duties with the Corporation and/or, if applicable, one or more of its subsidiaries (other than any such failure resulting from his/her incapacity due to physical or mental illness) after a demand for substantial performance is delivered to him/her by the Board of Directors of the Corporation which specifically identifies the manner in which the Board believes the Executive has not substantially performed his/her duties, (ii) the willful engaging by the Executive in gross misconduct materially and demonstrably injurious to the property or business of the Corporation or any of its subsidiaries, or (iii) fraud, misappropriation or commission of a felony. For purposes of this paragraph, no act or failure to act on the Executive's part will be considered "willful" unless done, or omitted to be done, by him/her in bad faith and without reasonable belief that his/her action or omission was in the interests of the Corporation or not opposed to the interests of the Corporation.

6.   Confidentiality

The Executive agrees that during and after the employment period, he/she shall retain in confidence any confidential information known to him/her concerning the Corporation and its subsidiaries and their respective businesses for as long as such information is not publicly disclosed.

7.   No Obligation to Mitigate Damages

The Executive shall not be obligated to seek other employment in mitigation of amounts payable or arrangements made under the provisions of this Agreement and the obtaining of an

8.   Severance Allowance

(a) In the event of termination of the Executive during the employment period, the Executive shall be entitled to receive a lump sum severance allowance within five days of such termination, in an amount which is equal to the sum of the following:

(i) The amount equivalent to salary payments for 36 calendar months, at the rate required by paragraph 4(a) and in effect immediately prior to termination, plus a pro rata share of the estimated amount of any bonus which would have been payable for the bonus period which includes the termination date; and

(ii) The amount equivalent to 36 calendar months of bonus at the target rate, which includes his/her termination date.

(b)In addition to such amount under paragraph (a) above, the Executive shall also receive in cash the value of the incentive compensation (including, but not limited to, employer contributions to the Tellabs Advantage Program and the right to receive stock awards and to exercise stock options and other bonus and similar incentive compensation benefits) to which he/she would have been entitled under all incentive compensation plans maintained by the Corporation if he/she had remained in the employ of the Corporation for 36 months after such termination. The amount of such payment shall be determined as of the date of termination and shall be paid as promptly as practicable and in no event later than 30 days after such termination.

(c)The Corporation shall maintain in full force and effect for the Executive's continued benefit (and, to the extent applicable, the continued benefit of his dependents) all of the employee benefits (including, but not limited to, coverage under any medical and insurance plans, programs or arrangements) to which he/she would have been entitled under all employee benefit plans, programs or arrangements maintained by the Corporation if he/she had remained in the employ of the Corporation for 36 calendar months after his/her termination, or if such continuation is not possible under the terms and provisions of such plans, programs or arrangements, the Corporation shall arrange to provide benefits substantially similar to those which the Executive (and, to the extent applicable, his/her dependents) would have been entitled to receive if the Executive had remained a participant in such plans, programs or arrangements for such 36-month period, as the case may be.

9.   Adjustments in Case of "Excess Parachute Payments"

If any payments or benefits received or to be received by the Executive in connection with the Executive's employment (whether pursuant to the terms of this Agreement or any other plan, arrangement or agreement with the Corporation, or any person affiliated with the Corporation) (the "Payments"), will be subject to the tax (the "Excise Tax") imposed by Section 4999 of the Internal Revenue Code of 1986, as amended (the "Code") (or any similar tax that may hereafter be imposed), the Corporation shall pay at the time specified below, an additional amount (the "Gross-Up Payment") such that the net amount retained by the Executive, after deduction of any Excise Tax on the Payments and any federal, state and local income or other applicable tax and Excise Tax upon the payment provided for by this paragraph, shall be equal to the Payments. For purposes of determining the amount of the Gross-Up Payment, the Executive shall be deemed to pay federal income taxes at the Executive's highest marginal rate of federal income taxation in the calendar year in which the Gross-Up Payment is to be made and state and local income taxes at the Executive's highest marginal rate of taxation in the state and locality of the Executive's residence on the date on which the Excise Tax is determined, net of the maximum reduction in federal income taxes which could be obtained from deduction of such state and local taxes. The computations required by this paragraph shall be made by the independent public accountants then regularly retained by the Corporation, in consultation with tax counsel selected by them and acceptable to the Executive. The Corporation shall provide the Executive with sufficient tax and compensation data to enable the Executive or his/her tax advisor to verify such computations and shall reimburse the Executive for reasonable fees and expenses incurred with respect thereto. In the event that the Excise Tax is subsequently determined to be less than the amount taken into account hereunder, the Executive shall repay to the Corporation at the time that the amount of such reduction in Excise Tax is finally determined the portion of the Gross-Up Payment attributable to such reduction (plus the portion of the Gross-Up Payment attributable to the Excise Tax and federal and state and local income tax imposed on the Gross-Up Payment being repaid by the Executive) plus interest on the amount of such repayment from the date the Gross-Up Payment was initially made to the date of repayment at the rate provided in Section 1274(b)(2)(B) of the Code (the "Applicable Rate"). In the event that the Excise Tax is determined by the Internal Revenue Service or by such independent public accountants to exceed the amount taken into account hereunder (including by reason of any payment the existence or amount of which cannot be determined at the time of the Gross-Up Payment), the Corporation shall make an additional Gross-Up Payment in respect of such excess (plus any interest, penalties, fines or additions to tax payable with respect to such excess) at the time that the amount of such excess if finally determined. Any payment to be made under this paragraph shall be payable within five (5) days of the determination of the accountants that such a payment is required hereunder and, if applicable, within five (5) days of such determination that the Excise Tax is greater or less than initially calculated but, in no event, later than thirty (30) days after the Executive's receipt of the Payments resulting in such Excise Tax.

10.   Interest; Indemnification

(a)In the event any payment to Executive under this Agreement is not paid within five business days after it is due, such payment shall thereafter bear interest at the prime rate from time to time as published in The Wall Street Journal, Midwest Edition.

(b)The Corporation hereby indemnifies the Executive for all legal fees and expenses incurred by Executive in contesting any action of the Corporation with respect to this Agreement, including the termination of Executive's employment hereunder, or incurred by Executive in seeking to obtain or enforce any right or benefit provided by this Agreement.

11. Notices

Any notices, requests, demands and other communications provided for by this Agreement shall be sufficient if in writing and if sent by registered or certified mail to the Executive at the last address he/she has filed in writing with the Corporation or, in the case of the Corporation, at its principal executive offices.

12. Arbitration of Disputes and Reimbursements of Legal Costs.

Any controversy or claim arising out of or relating to this Agreement (or the breach thereof) shall be settled by final, binding and non-appealable arbitration in Chicago, Illinois by three arbitrators. Subject to the following provisions, the arbitration shall be conducted in accordance with the rules of the American Arbitration Association (the "Association") then in effect. One of the arbitrators shall be appointed by the Corporation, one shall be appointed by the Executive, and the third shall be appointed by the first two arbitrators. If the first two arbitrators cannot agree on the third arbitrator within 30 days of the appointment of the second arbitrator, then the third arbitrator shall be appointed by the Association and shall be experienced in the resolution of disputes under employment agreements for executives of major corporations. Any award entered by the arbitrators shall be final, binding and nonappealable and judgment may be entered thereon by either party in accordance with applicable law in any court of competent jurisdiction. This arbitration provision shall be specifically enforceable. The arbitrators shall have no authority to modify any provision of this Agreement or to award a remedy for a dispute involving this Agreement or to award a remedy for a dispute involving this Agreement other than a benefit specifically provided under or by virtue of the Agreement. If the Executive prevails on any material issue which is the subject of such arbitration or lawsuit, the Corporation shall be responsible for all of the fees of the American Arbitration Association and the arbitrators and any expenses relating to the conduct of the arbitration (including the Corporation's and the Executives' reasonable attorneys' fees and expenses). Otherwise, each party shall be responsible for its own expenses relating to the conduct of the arbitration (including reasonable attorneys' fees and expenses) and shall share the fees of the American Arbitration equally.

13. Non-Alienation

The Executive shall not have any right to pledge, hypothecate, anticipate or in any way create a lien upon any amounts provided under this Agreement; and no benefits payable hereunder shall be assignable in anticipation of payment either by voluntary or involuntary acts, or by operation of law, except by will or the laws of descent and distribution.

14. Governing Law

The provisions of this Agreement shall be construed in accordance with the laws of the State of Illinois.

15. Amendment

This Agreement may be amended or canceled by mutual agreement of the parties in writing without the consent of any other person and, so long as the Executive lives, no person, other than the parties hereto, shall have any rights under or interest in this Agreement or the subject matter hereof.

16. Successor to the Corporation

This Agreement shall be binding upon and inure to the benefit of the Corporation and any successor of the Corporation.

17. Severability

In the event that any provision or portion of this Agreement shall be determined to be invalid or unenforceable for any reason, the remaining provisions of this Agreement shall be unaffected thereby and shall remain in full force and effect.

IN WITNESS WHEREOF, the Executive has hereunto set his hand and, pursuant to the authorization from its Board of Directors, the Corporation has caused this Agreement to be executed in its name on its behalf, and its corporate seal to be hereunto affixed and attested by its Secretary, all as of the day and year first above written.

________________________________________

Executive

TELLABS, INC.,

a Delaware corporation

By:____________________________________

President and Chief Executive Officer

ATTEST:

____________________________________

Secretary

(Seal)